Exhibit 99.1

Metropolitan Bank Holding Corp. Reports Earnings of

$7.1 Million or $0.85 per Diluted Common Share in Third Quarter

Results Led by Growth in Loans and Deposits

NEW YORK, October 25, 2018 – Metropolitan Bank Holding Corp. (NYSE:MCB), the holding company (the “Company”) for Metropolitan Commercial Bank (the “Bank”), today reported net income of $7.1 million, or $0.85 per diluted common share, for the third quarter of 2018 as compared to $3.8 million, or $0.82 per diluted common share, for the third quarter of 2017.

For the nine-months ended September 30, 2018, the Company reported net income of $19.3 million, or $2.31 per diluted common share, as compared to $9.0 million, or $1.94 per diluted common share, for the nine months ended September 30, 2017.

Financial Highlights for the third quarter of 2018 include:

•	Net income for the third quarter of 2018 included a loan loss recovery of $1.5 million resulting in a negative provision for loan losses of $453,000. Excluding the loan loss recovery, net of associated legal fees, net income for the quarter was $6.1 million or $0.73 per diluted common share.

•	The average balance of loans increased 24% to $1.6 billion for the third quarter of 2018, as compared to the third quarter of 2017. For the three and nine months ended September 30, 2018, the Bank originated loans of $146.9 million and $528.2 million, respectively as compared to $137.3 million and $417.6 million for the same periods in 2017.

•	The average balance of non-interest-bearing demand accounts increased 25% to $850.3 million for the third quarter of 2018 as compared to $682.3 million for the third quarter of 2017.

•	The average balance of interest-bearing deposits increased 12% to $728.5 million for the 2018 third quarter as compared to $653.1 million for third quarter of 2017.

•	Net interest margin increased 17 basis points to 3.76% for the third quarter of 2018 from 3.59% for the third quarter of 2017. For the nine months ended September 30, 2018, net interest margin increased to 3.70% as compared to 3.54% for the same period in 2017.

•	Annualized return on average assets for the third quarter of 2018 was 1.45%, an increase of 51 basis points as compared to 0.94% for the third quarter of 2017.

•	Annualized return on average equity was 11.22% for the third quarter of 2018 as compared to 13.14% for the third quarter of 2017. The Company completed its initial public offering in November 2017 raising $114.8 million.

•	The Company’s efficiency ratio in the third quarter of 2018 was 50.85%, compared to 53.03% for the same quarter in 2017.

Mark DeFazio, the Company’s President and Chief Executive Officer, commented, “We are pleased with the accomplishments we have achieved as we approach the first anniversary of our IPO. Year-over-year, total assets increased 12% fueled by growth in our loan portfolio which was the result of our steadfast commitment to our relationship banking model. This growth in our balance sheet will yield a more consistent and sustainable net interest margin over time. Our balance sheet improvement translated into strong earnings for the quarter and for the first nine months of 2018. We more than doubled our net income – to $19.3 million for the first nine months of 2018 as compared to $9.0 million for the same period in 2017.”

Mr. DeFazio continued, “I am pleased with the successes of the past year but am keenly aware of the challenges and opportunities that face banks in 2019. A flat yield curve and competition for loans and deposits are challenges facing the industry but I am confident that our “branch-light” franchise and deposit funding strategy differentiate us from our peers. Our strategy combined with deposit platforms that cater to institutional clients with discretion over large sums of money provides the Bank with an efficient source of funding. As we prepare for 2019 and our second year as a public company, we are well-positioned for the opportunities that the future holds for our business.”

1

Earnings Highlights

	Three months ended
(dollars in thousands)	Sept. 30, 2018	Sept. 30, 2017	Change
Net income	$7,113	$3,845	85%
Diluted earnings per share	0.85	0.82	4%
Annualized return on average assets	1.45%	0.94%
Annualized return on average equity	11.22%	13.14%
Annualized return on average common equity*	11.47%	13.79%

	Nine months ended
(dollars in thousands)	Sept. 30, 2018	Sept. 30, 2017	Change
Net income	$19,268	$9,044	113%
Diluted earnings per share	2.31	1.94	22%
Annualized return on average assets	1.34%	0.84%
Annualized return on average equity	10.31%	10.56%
Annualized return on average common equity*	10.67%	10.81%

*Common equity excludes Class B preferred stock. See reconciliation to GAAP measures on page 16.

Net income increased $3.3 million to $7.1 million for the three months ended September 30, 2018 as compared to $3.8 million for the same period in 2017. This increase was due primarily to a $4.4 million increase in net interest income and a $1.7 million decrease in the provision for loan losses partially offset by a $1.8 million increase in non-interest expense. Net income for the third quarter of 2018 included a loan loss recovery of $1.5 million resulting in a negative provision for loan losses of $453,000. Excluding the loan loss recovery, net of associated legal fees, net income for the quarter was $6.1 million or $0.73 per diluted common share.

For the nine months ended September 30, 2018, net income increased $10.3 million to $19.3 million as compared to $9.0 million for the same period in 2017. This increase was due primarily to a $15.7 million increase in net interest income, a $1.3 million decrease in the provision for loan losses and a $5.0 million increase in non-interest income, partially offset by an $8.9 million increase in non-interest expense and a $2.8 million increase in income tax expense. Excluding the loan loss recovery, net of associated legal fees, net income for the nine months ended September 30, 2018 was $18.4 million or $2.20 per diluted common share.

2

Net Interest Margin Analysis	Three months ended September 30,
	2018			2017
(dollars in thousands)	Average Outstanding Balance	Interest	Yield/Rate	Average Outstanding Balance	Interest	Yield/Rate
Assets:
Interest-earning assets:
Loans (1)	$1,639,958	$20,255	4.90%	$1,326,923	$15,564	4.65%
Available-for-sale securities	30,033	165	2.18%	34,930	178	2.02%
Held-to-maturity securities	4,876	25	2.03%	5,844	30	2.04%
Overnight deposits	240,604	1,233	2.03%	148,756	476	1.27%
Other interest-earning assets	20,794	229	4.37%	29,379	180	2.43%
Total interest-earning assets	1,936,265	21,907	4.49%	1,545,832	16,428	4.22%
Non-interest-earning assets	42,384			102,402
Allowance for loan and lease losses	(18,331)			(14,301)
Total assets	$1,960,318			$1,633,933

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Money market and savings accounts	$633,474	$2,045	1.28%	$576,619	$1,337	0.92%
Certificates of deposit	95,032	520	2.17%	76,506	251	1.30%
Total interest-bearing deposits	728,506	2,565	1.40%	653,125	1,588	0.96%
Borrowed funds	105,403	991	3.73%	112,651	849	2.99%
Total interest-bearing liabilities	833,909	3,556	1.69%	765,776	2,437	1.26%
Non-interest-bearing liabilities:
Non-interest-bearing deposits	850,325			682,303
Other non-interest bearing liabilities	22,568			68,799
Total liabilities	1,706,802			1,516,878

Stockholders' Equity	253,516			117,055
Total liabilities and equity	$1,960,318			$1,633,933

Net interest income		$18,351			$13,991
Net interest rate spread (2)			2.80%			2.96%
Net interest-earning assets	$1,102,356			$780,056
Net interest margin (3)			3.76%			3.59%
Ratio of interest earning assets to interest bearing liabilities			2.32x			2.02x

(1)	Amount includes deferred loan fees and non-performing loans.
(2)	Determined by subtracting the annualized weighted average cost of total interest-bearing liabilities from the annualized weighted average yield on total interest-earning assets.

(3)	Determined by dividing annualized net interest income by total average interest-earning assets.

3

Net Interest Margin Analysis	Nine months ended September 30,
	2018			2017
(dollars in thousands)	Average Outstanding Balance	Interest	Yield/Rate	Average Outstanding Balance	Interest	Yield/Rate
Assets:
Interest-earning assets:
Loans (1)	$1,550,278	$55,467	4.78%	$1,192,463	$40,811	4.58%
Available-for-sale securities	30,661	489	2.13%	35,782	548	2.05%
Held-to-maturity securities	5,095	80	2.09%	6,099	94	2.06%
Overnight deposits	272,039	3,811	1.87%	117,399	957	1.09%
Other interest-earning assets	30,768	755	3.28%	29,817	519	2.33%
Total interest-earning assets	1,888,841	60,602	4.29%	1,381,560	42,929	4.15%
Non-interest-earning assets	42,084			59,733
Allowance for loan and lease losses	(16,823)			(12,979)
Total assets	$1,914,102			$1,428,314

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Money market and savings accounts	$566,396	$4,663	1.10%	$562,539	$3,562	0.85%
Certificates of deposit	84,244	1,139	1.81%	79,494	754	1.27%
Total interest-bearing deposits	650,640	5,802	1.19%	642,033	4,316	0.90%
Borrowed funds	90,241	2,534	3.75%	111,480	2,061	2.47%
Total interest-bearing liabilities	740,881	8,336	1.50%	753,513	6,377	1.13%
Non-interest-bearing liabilities:
Non-interest-bearing deposits	902,495			542,200
Other non-interest bearing liabilities	22,178			18,704
Total liabilities	1,665,554			1,314,417

Stockholders' Equity	248,548			113,897
Total liabilities and equity	$1,914,102			$1,428,314

Net interest income		$52,266			$36,552
Net interest rate spread (2)			2.79%			3.02%
Net interest-earning assets	$1,147,960			$628,047
Net interest margin (3)			3.70%			3.54%
Ratio of interest earning assets to interest bearing liabilities			2.55x			1.83x

(1)	Amount includes deferred loan fees and non-performing loans.

(2)	Determined by subtracting the annualized weighted average cost of total interest-bearing liabilities from the annualized weighted average yield on total interest-earning assets.

(3)	Determined by dividing annualized net interest income by total average interest-earning assets.

4

Net interest margin improved by 17 basis points to 3.76% for the third quarter of 2018 as compared to the third quarter of 2017. This improvement was mainly the result of a 25 basis point increase in average loan yields to 4.90% for the third quarter of 2018 as compared to 4.65% for the same period in 2017, and an increase of 76 basis points in the average yield on overnight deposits to 2.03% as compared to 1.27% for the same period in 2017. Net interest margin also benefited from the effect of an increase in average non-interest-bearing deposits as a percentage of total average deposits in the third quarter of 2018 as compared to the third quarter of 2017. Average non-interest-bearing deposits increased $168.0 million to $850.3 million in the third quarter of 2018, compared to $682.3 million in the third quarter of 2017 and accounted for 54% of average total deposits during the third quarter of 2018 as compared to 51% during the third quarter of 2017. Average interest-earning assets increased $390.4 million for the third quarter of 2018 as compared to the third quarter of 2017, due primarily to a $313.0 million increase in average loans and a $91.8 million increase in average overnight deposits.

Net interest margin increased 16 basis points to 3.70% for the nine months ended September 30, 2018 as compared to 3.54% for the same period in 2017. This increase was primarily the result of an increase of 20 basis points in average loan yields to 4.78% for the nine months ended September 30, 2018 as compared to 4.58% for the same period in 2017. Net interest margin also benefited from the effect of an increase in average non-interest-bearing deposits as a percentage of total average deposits at September 30, 2018 as compared to the same period in 2017. Average non-interest-bearing deposits increased $360.3 million to $902.5 million at September 30, 2018, compared to $542.2 million for the same period in 2017 and accounted for 58% of average total deposits at September 30, 2018 as compared to 46.0% for the same period in 2017. Average interest-earning assets increased $507.3 million for the nine months ended September 30, 2018 as compared to the same period in 2017 due primarily to an increase of $357.8 million in average loans and a $154.6 million increase in average overnight deposits. Average overnight deposits included approximately $227.1 million of funds from the settlement accounts of digital currency customer relationships.

5

Asset Quality

Non-performing assets consist of non-accrual loans, accruing loans that are 90 days or more past due, non-accrual troubled debt restructurings and other real estate owned that has been acquired in partial or full satisfaction of loan obligations or upon foreclosure.

	As Of
(dollars in thousands)	Sept. 30, 2018	December 31, 2017	Sept. 30, 2017
Non-performing assets:
Non-accrual loans:
Real Estate:
Commercial	$-	$787	$841
One-to-four family	-	2,447	2,466
Commercial and industrial	-	-	3,660
Consumer	79	155	125
Total non-accrual loans	$79	$3,389	$7,092
Accruing loans 90 days or more past due	328	-	-
Total non-performing assets	407	3,389	7,092
Nonaccrual loans as % of loans outstanding	0.00%	0.24%	0.51%

Allowance for loan losses	$(18,493)	$(14,887)	$(15,075)
Allowance for loan losses as % of loans outstanding	1.09%	1.05%	1.09%

	Three months ended September 30,		Nine months ended September 30,
(dollars in thousands)	2018	2017	2018	2017
Provision for loan losses	$(453)	$1,200	$2,294	$3,560
Charge-offs	$54	$34	$278	$300
Recoveries	$(1,537)	$-	$(1,590)	$-
Net recoveries as % of average loans (annualized)	(0.36)%	0.01%	(0.11)%	0.03%

The provision for loan losses was $(453,000) for the third quarter of 2018 as compared to $1.2 million for the third quarter of 2017. This decrease was due to a recovery of $1.5 million related to previously written-off loans. The provision for loan losses for the nine months ended September 30, 2018 was $2.3 million as compared to $3.6 million for the same period in 2017. This decrease was due primarily to the loan loss recovery.

6

Non-interest Income

	Three months ended September 30,
(dollars in thousands)	2018	2017	Change
Service charges on deposit accounts	$693	$836	-17%
Prepaid debit card income	1,080	847	28%
Other service charges and fees	239	523	-54%
Total non-interest income	$2,012	$2,206	-9%

	Nine months ended September 30,
	2018	2017	Change
Service charges on deposit accounts	$3,422	$1,633	110%
Prepaid debit card income	3,506	2,440	44%
Other service charges and fees	3,076	939	228%
Losses on call of securities	(37)	-	NM %
Total non-interest income	$9,967	$5,012	99%

Non-interest income decreased by $200,000 to $2.0 million in the third quarter of 2018 as compared to the third quarter of 2017, primarily due to decreases of $143,000 in service charges on deposits and $284,000 in other charges and fees, offset by an increase in debit card income of $233,000. The decrease in service charges on deposits was primarily due to a decline of $130,000 in wire fees related to transactions by digital currency customers. The decrease in other service charges and fees was due to the receipt in 2017 of a $100,000 recovery of a charge-off related to a deposit customer.

For the nine months ended September 30, 2018, non-interest income increased by $5.0 million from the same period in 2017. This increase was primarily due to increases of $1.8 million in service charges on money market accounts, $1.1 million in prepaid debit card income and $2.1 million in other service charges and fees when compared to the same period in 2017. The increase in service charges on money market accounts was due primarily to an increase in the number and balance of these deposits. The increase in the prepaid debit card income is a reflection of the growth in the debit card business and a termination fee of $500,000 received in 2018 for a discontinued relationship.

The increase in other service charges and fees for the nine months ended September 30, 2018 is primarily due to an increase of $2.0 million in foreign currency conversion fees related to our customers in the digital currency industry. Foreign currency conversion fees were at an elevated level during the fourth quarter of 2017 and the first quarter of 2018, as customers, particularly those in the digital currency business, were transferring funds from their global corporate accounts back into their U.S. dollar accounts with the Bank.

7

Non-interest Expense

	Three months ended September 30,
(dollars in thousands)	2018	2017	Change
Compensation and benefits	$6,253	$4,847	29%
Bank premises and equipment	1,273	1,075	18%
Insurance expense	104	60	73%
Professional fees	587	951	-38%
Data processing fees	847	437	94%
Other expenses	1,291	1,220	6%
Total non-interest expense	$10,355	$8,590	21%

	Nine months ended September 30,
	2018	2017	Change
Compensation and benefits	$18,696	$13,688	37%
Bank premises and equipment	3,739	3,185	17%
Insurance expense	253	204	24%
Professional fees	2,207	1,800	23%
Data processing fees	2,961	987	200%
Other expenses	4,012	3,102	29%
Total non-interest expense	$31,868	$22,966	39%

Non-interest expense increased $1.8 million to $10.4 million during the third quarter of 2018 as compared to $8.6 million for the third quarter of 2017. Compensation and benefits increased $1.5 million to $6.3 million for the third quarter of 2018 as compared to $4.8 million for the third quarter of 2017. This increase was due primarily to an increase of 16 full-time equivalent employees for the third quarter of 2018 as compared to the third quarter of 2017. Data processing fees increased $410,000 to $847,000 for the third quarter of 2018 as compared to the third quarter of 2017, primarily due to costs to support our balance sheet growth.

For the nine months ended September 30, 2018, non-interest expense increased $8.9 million to $31.9 million as compared to the same period in 2017. Compensation and benefits increased $5.0 million to $18.7 million for the nine months ended September 30, 2018 as compared to $13.7 million for the same period in 2017. For those same periods, data processing fees increased $2.0 million to $3.0 million due primarily to costs related to wire transfer activity as well as costs to support our balance sheet growth.

Balance Sheet

The Company had total assets of $1.93 billion at September 30, 2018, compared with $1.76 billion on December 31, 2017. Loans, net of deferred fees and unamortized costs increased to $1.7 billion at September 30, 2018 as compared to $1.4 billion at December 31, 2017. For the three and nine months ended September 30, 2018, the Bank originated loans of $146.9 million and $528.2 million, respectively, as compared to $137.3 million and $417.6 million for the same periods in 2017.

Total deposits increased $134.3 million, or 9.6%, to $1.5 billion at September 30, 2018 as compared to $1.4 billion at December 31, 2017. This was due to an increase of $169.4 million in interest-bearing demand deposits partially offset by a decrease of $35.1 million in non-interest-bearing deposits.

Total stockholders’ equity was $257.3 million on September 30, 2018 compared to $236.9 million at December 31, 2017. The Company completed an Initial Public Offering (IPO) in November 2017 resulting in 8,196,310 shares outstanding at December 31, 2017. Total proceeds from the IPO, net of issuance costs, were $114.8 million. There were 8,207,234 shares outstanding at September 30, 2018.

8

Regulatory Capital Ratios

Capital Ratios	Sept. 30, 2018	June 30, 2018	Mar. 31, 2018	Dec. 31, 2017	Sept. 30, 2017
Tier 1 Leverage:
Metropolitan Bank Holding Corp.	13.8%	13.5%	13.7%	13.7%	8.0%
Metropolitan Commercial Bank	14.8	14.5	14.7	14.7	9.3

Common Equity Tier 1 Risk-Based:
Metropolitan Bank Holding Corp.	13.9	14.3	14.9	15.3	7.4
Metropolitan Commercial Bank	16.5	17.0	17.7	18.4	10.8

Tier 1 Risk-Based:
Metropolitan Bank Holding Corp.	15.4	15.8	16.5	17.1	9.2
Metropolitan Commercial Bank	16.5	17.0	17.7	18.4	10.8

Total Risk-Based:
Metropolitan Bank Holding Corp.	17.9	18.4	19.2	19.9	12.0
Metropolitan Commercial Bank	17.6	18.1	18.8	19.4	11.9

Metropolitan Commercial Bank meets all the requirements to be considered “Well-Capitalized” under applicable regulatory guidelines. At September 30, 2018, total Commercial Real Estate Loans (CRE) were 291.8% of risk-based capital, compared to 267.7% at December 31, 2017.

About Metropolitan Bank Holding Corporation

Metropolitan Bank Holding Corp. (NYSE: MCB) is the holding company for Metropolitan Commercial Bank. The Bank provides a broad range of business, commercial and personal banking products and services to small and middle-market businesses, public entities and affluent individuals in the New York metropolitan area. Founded in 1999, the Bank is headquartered in New York City and operates six locations in Manhattan, Brooklyn and Great Neck, Long Island. The Bank is also an active issuer of debit cards for third-party debit card programs. Metropolitan Commercial Bank is a New York State chartered commercial bank, an FDIC member and an equal opportunity lender. For more information, please visit www.mcbankny.com.

9

Forward Looking Statement Disclaimer

This release contains certain “forward-looking statements” about the Company which, to the extent applicable, are intended to be covered by the safe harbor for forward-looking statements provided under Federal securities laws and, regardless of such coverage, you are cautioned about. Examples of forward-looking statements include but are not limited to the Company’s financial condition and capital ratios, results of operations and the Company’s outlook and business. Forward-looking statements are not historical facts. Such statements may be identified by the use of such words as “may”, “believe”, “expect”, “anticipate”, “plan”, “continue”, or similar terminology. These statements relate to future events or our future financial performance and involve risks and uncertainties that may cause our actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we caution you not to place undue reliance on these forward-looking statements. Factors which may cause our forward-looking statements to be materially inaccurate include, but are not limited to those discussed under the heading “Risk Factors” in our Annual Report on Form 10-K, as well as an unexpected deterioration in our loan portfolio, unexpected increases in our expenses, greater than anticipated growth and our ability to manage such growth, unanticipated regulatory action, unexpected changes in interest rates, an unanticipated decrease in deposits, an unanticipated loss of key personnel, an unanticipated loss of existing customers, competition from other institutions resulting in unanticipated changes in our loan or deposit rates, unanticipated increases in Federal Deposit Insurance Corporation costs and unanticipated adverse changes in our customers’ economic conditions or economic conditions in our local area in general.

Forward-looking statements speak only as of the date of this release. We do not undertake any obligation to update or revise any forward-looking statement, whether the result of new information, future events or otherwise.

Contacts for Metropolitan Bank Holding Corp.

Investor Relations Department 212-365-6721
Investors: IR@MetropolitanBankNY.com

10

Consolidated Balance Sheet

(dollars in thousands)	Sept. 30, 2018 (unaudited)	December 31, 2017	Change
Assets
Cash and due from banks	$6,165	$6,790	-9%
Overnight deposits	148,260	254,441	-42%
Total cash and cash equivalents	154,425	261,231	-41%
Investment securities available for sale	27,490	32,157	-15%
Investment securities held to maturity	4,757	5,428	-12%
Total securities	32,247	37,585	-14%
Other investments	16,645	13,677	22%
Loans, net of deferred fees and unamortized costs	1,698,929	1,419,896	20%
Allowance for loan losses	(18,493)	(14,887)	24%
Net loans	1,680,436	1,405,009	20%
Receivable from prepaid card programs, net	14,297	9,579	49%
Accrued interest receivable	5,239	4,421	19%
Premises and equipment, net	6,918	6,268	10%
Prepaid expenses and other assets	7,813	5,751	36%
Goodwill	9,733	9,733	-
Accounts receivable, net	2,961	6,601	-55%
Total assets	$1,930,714	$1,759,855	10%
Liabilities and Stockholders' Equity
Deposits:
Noninterest-bearing demand deposits	$777,494	$812,616	-4%
Interest-bearing deposits	761,177	591,739	29%
Total deposits	1,538,671	1,404,355	10%
Federal Home Loan Bank of New York advances	60,000	42,198	42%
Trust preferred securities	20,620	20,620	-
Subordinated debts, net of issuance cost	24,531	24,489	-
Accounts payable, accrued expenses and other liabilities	14,894	21,678	-31%
Accrued interest payable	918	749	23%
Prepaid debit cardholder balances	13,811	8,882	55%
Total liabilities	1,673,445	1,522,971	10%

Class B preferred stock	3	3	-
Common stock	81	81	-
Additional paid in capital	212,759	211,145	1%
Retained earnings	45,129	25,861	75%
Accumulated other comprehensive loss	(703)	(206)	241%
Total stockholders’ equity	257,269	236,884	9%
Total liabilities and stockholders’ equity	$1,930,714	$1,759,855	10%

11

Consolidated Statement of Income (unaudited)

	Quarter ended Sept. 30			Nine months ended Sept. 30
(dollars in thousands)	2018	2017	Change	2018	2017	Change
Total interest income	$21,907	$16,428	33%	$60,602	$42,929	41%
Total interest expense	3,556	2,437	46%	8,336	6,377	31%
Net interest income	18,351	13,991	31%	52,266	36,552	43%
Provision for loan losses	(453)	1,200	-138%	2,294	3,560	-36%
Net interest income after provision for loan losses	18,804	12,791	47%	49,972	32,992	51%

Non-interest income:
Service charges on deposit accounts	693	836	-17%	3,422	1,633	110%
Prepaid debit card income	1,080	847	28%	3,506	2,440	44%
Other service charges and fees	239	523	-54%	3,076	939	228%
Losses on call of securities	-	-	NM %	(37)	-	NM %
Total non-interest income	$2,012	$2,206	-9%	$9,967	$5,012	99%

Non-interest expense:
Compensation and benefits	6,253	4,847	29%	18,696	13,688	37%
Bank premises and equipment	1,273	1,075	18%	3,739	3,185	17%
Insurance expense	104	60	73%	253	204	24%
Professional fees	587	951	-38%	2,207	1,800	23%
Data processing fees	847	437	94%	2,961	987	200%
Other expenses	1,291	1,220	6%	4,012	3,102	29%
Total non-interest expense	10,355	8,590	21%	31,868	22,966	39%

Net income before income tax expense	10,461	6,407	63%	28,071	15,038	87%
Income tax expense	3,348	2,562	31%	8,803	5,994	47%
Net income	$7,113	$3,845	85%	$19,268	$9,044	113%

Earnings per common share:
Basic earnings	0.87	0.83	5%	2.35	1.95	21%
Diluted earnings	0.85	0.82	4%	2.31	1.94	19%

12

Financial Highlights, Five Quarter Trend (unaudited)

(dollars in thousands, except per share data)

	At or for the three months ended
	Sept. 30, 2018	June 30, 2018	Mar. 31, 2018	Dec. 31, 2017	Sept. 30, 2017
Performance Measures
Net income	7,113	5,865	6,291	3,326	3,845
Net income available to common shareholders	7,057	5,816	6,238	3,143	3,771
Per common share:
Basic earnings	$0.87	$0.72	$0.77	$0.50	$0.83
Diluted earnings	$0.85	$0.70	$0.75	$0.49	$0.82
Common shares outstanding:
Average - diluted	8,292,385	8,290,048	8,275,243	6,768,753	4,576,925
Period end	8,207,234	8,205,234	8,194,925	8,196,310	4,633,012
Return on (annualized):
Average total assets	1.45%	1.20%	1.35%	0.73%	0.94%
Average common equity	11.47%	9.75%	10.78%	7.68%	13.79%
Yield on average earning assets	4.49%	4.13%	4.17%	4.02%	4.22%
Cost of interest-bearing liabilities	1.69%	1.46%	1.31%	1.25%	1.26%
Net interest spread	2.80%	2.67%	2.85%	2.77%	2.96%
Net interest margin	3.76%	3.59%	3.68%	3.51%	3.59%
Net charge-offs as % of average loans (annualized)	(0.36)%	0.02%	0.04%	1.06%	0.01%
Efficiency ratio	50.85%	51.26%	51.48%	44.82%	53.03%

Loan quality
Non-performing assets:
Non-accrual loans:
Real estate
Commercial	$-	$-	$-	$787	$841
One-to-four family	-	-	-	2,447	2,466
Commercial and industrial	-	-	-	-	3,660
Consumer	79	192	85	155	125
Total non-accrual loans	$79	$192	$85	$3,389	$7,092
Accruing loans past due 90 days or more	328	-	-	-	-
Total non-performing assets	$407	$192	$85	3,389	$7,092

Non-accrual loans to total loans	0.00%	0.01%	0.01%	0.24%	0.51%
Non-performing loans to total loans	0.02%	0.01%	0.01%	0.24%	0.51%
Allowance for loan losses to total loans	1.09%	1.09%	1.07%	1.05%	1.09%

13

Consolidated Statement of Income, Five Quarter Trend (unaudited)

	Three months ended
(dollars in thousands)	Sept. 30, 2018	June 30, 2018	Mar. 31, 2018	Dec. 31, 2017	Sept. 30, 2017
Total interest income	$21,907	$19,998	$18,693	$17,935	$16,428
Total interest expense	3,556	2,603	2,177	2,293	2,437
Net interest income	18,351	17,395	16,516	15,642	13,991
Provision for loan losses	(453)	1,270	1,477	3,499	1,200
Net interest income after provision for loan losses	18,804	16,125	15,039	12,143	12,791

Non-interest income:
Service charges on deposit accounts	693	821	1,910	1,820	836
Prepaid debit card income	1,080	1,519	908	929	847
Other service charges and fees	239	346	2,494	3,429	523
Losses on call of securities	-	(37)	-	-	-
Total non-interest income	$2,012	$2,649	$5,312	$6,178	$2,206

Non-interest expense:
Compensation and benefits	$6,253	$6,126	$6,317	$5,478	$4,847
Bank premises and equipment	1,273	1,288	1,180	1,200	1,075
Insurance expense	104	73	76	77	60
Professional fees	587	866	753	744	951
Data processing fees	847	609	1,506	605	437
Other expenses	1,291	1,313	1,406	1,675	1,220
Total non-interest expense	10,355	10,275	11,238	9,779	8,590

Net income before income tax expense	10,461	8,499	9,113	8,542	6,407
Income tax expense	3,348	2,634	2,822	5,216	2,562
Net Income	$7,113	$5,865	$6,291	$3,326	$3,845

Earnings per common share:
Basic earnings	$0.87	$0.72	$0.77	$0.50	$0.83
Diluted earnings	$0.85	$0.70	$0.75	$0.49	$0.82

14

Consolidated Balance Sheet, Five Quarter Trend (unaudited)

(dollars in thousands)	Sept. 30, 2018	June. 30, 2018	Mar. 31, 2018	Dec. 31, 2017	Sept. 30, 2017
Assets
Cash and due from banks	$6,165	$10,148	$7,063	$6,790	$8,902
Overnight deposits	148,260	240,994	363,887	254,441	258,197
Total cash and cash equivalents	154,425	251,142	370,950	261,231	267,099
Investment securities available for sale	27,490	28,989	30,276	32,157	33,922
Investment securities held to maturity	4,757	4,985	5,212	5,428	5,681
Total securities	32,247	33,974	35,488	37,585	39,603
Other investments	16,645	16,770	16,566	13,677	13,740
Loans, net of deferred fees and unamortized costs	1,698,929	1,599,647	1,526,166	1,419,896	1,380,829
Allowance for loan losses	(18,493)	(17,463)	(16,260)	(14,887)	(15,075)
Net loans	1,680,436	1,582,184	1,509,906	1,405,009	1,365,754
Receivable from prepaid card programs, net	14,297	7,589	7,523	9,579	6,977
Accrued interest receivable	5,239	4,449	4,366	4,421	3,903
Premises and equipment, net	6,918	7,012	6,688	6,268	6,010
Prepaid expenses and other assets	7,813	7,715	5,993	5,751	7,013
Goodwill	9,733	9,733	9,733	9,733	9,733
Accounts receivable, net	2,961	3,927	1,673	6,601	3,825
Total assets	$1,930,714	$1,924,495	$1,968,886	$1,759,855	$1,723,657
Liabilities and Stockholders' Equity
Deposits:
Noninterest-bearing demand deposits	$777,494	$878,703	$1,012,250	$812,616	$827,220
Interest-bearing deposits	761,177	661,779	604,866	591,739	661,423
Total deposits	1,538,671	1,540,482	1,617,116	1,404,355	1,488,643
Federal Home Loan Bank of New York advances	60,000	63,000	33,000	42,198	43,750
Trust preferred securities	20,620	20,620	20,620	20,620	20,620
Subordinated debts, net of issuance cost	24,531	24,517	24,503	24,489	24,468
Accounts payable, accrued expenses and other liabilities	14,894	18,111	23,338	21,678	20,411
Accrued interest payable	918	1,019	454	749	547
Prepaid debit cardholder balances	13,811	7,162	6,814	8,882	6,259
Total liabilities	1,673,445	1,674,911	1,725,845	1,522,971	1,604,698

Stockholders' Equity:
Class B preferred stock	3	3	3	3	3
Common stock	81	81	81	81	45
Additional paid in capital	212,759	212,100	211,333	211,145	96,422
Retained earnings	45,129	38,017	32,152	25,861	22,536
Accumulated other comprehensive loss	(703)	(617)	(528)	(206)	(47)
Total stockholders’ equity	257,269	249,584	243,041	236,884	118,959
Total liabilities and stockholders’ equity	$1,930,714	$1,924,495	$1,968,886	$1,759,855	$1,723,657

15

Reconciliation of Quarterly GAAP to Non-GAAP Measures, Five Quarter Trend

In addition to the results presented in accordance with Generally Accepted Accounting Principles ("GAAP"), this earnings release includes certain non-GAAP financial measures. Management believes these non-GAAP financial measures provide meaningful information to investors in understanding the Company’s operating performance and trends. These non-GAAP measures have inherent limitations and are not required to be uniformly applied and are not audited. They should not be considered in isolation or as a substitute for an analysis of results reported under GAAP. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies. Reconciliations of non-GAAP/adjusted financial measures disclosed in this earnings release to the comparable GAAP measures are provided in the accompanying tables.

Balance sheet data	Sept. 30, 2018	June 30, 2018	Mar. 31, 2018	Dec. 31, 2017	Sept. 30, 2017
Average assets	$1,960,318	$1,946,910	$1,869,251	$1,813,785	$1,633,543
Less: average intangible assets	9,733	9,733	9,733	9,733	9,733
Average tangible assets	$1,950,585	$1,937,177	$1,859,518	$1,804,052	$1,623,810

Average equity	$253,516	$246,109	$239,017	$178,747	$117,055
Less: Average preferred equity	5,502	5,502	5,502	5,502	5,502
Average common equity	$248,014	$240,607	$233,515	$173,245	$111,553
Less: average intangible assets	9,733	9,733	9,733	9,733	9,733
Average tangible common equity	$238,281	$230,874	$223,782	$163,512	$101,820

Total assets	$1,930,714	$1,924,495	$1,968,886	$1,759,855	$1,723,657
Less: intangible assets	9,733	9,733	9,733	9,733	9,733
Tangible assets	$1,920,981	$1,914,762	$1,959,153	$1,750,122	$1,713,924

Common equity	$251,767	$244,081	$237,537	$231,381	$113,457
Less: intangible assets	9,733	9,733	9,733	9,733	9,733
Tangible common equity (book value)	$242,034	$234,348	$227,804	$221,648	$103,724

Common shares outstanding	8,207,234	8,205,234	8,194,925	8,196,310	4,633,012

Book value per share (GAAP)	$30.68	$29.75	$29.23	$28.23	$24.49
Tangible book value per common share (non-GAAP)*	29.49	28.56	28.03	27.04	22.39

* Tangible book value divided by common shares outstanding at period-end.

Income Data

	Quarter Ended September 30, 2018	Nine Months Ended September 30, 2018

Net income, as reported (GAAP)	$7,113	$19,268
Loan loss recovery	(1,537)	(1,537)
Legal fees	41	254
Tax effect	479	402
Net income excluding the loan loss recovery	6,096	18,387
Income on participating securities	(56)	(152)
Income available to common stockholders	6,040	18,235
Diluted shares	8,292,385	8,285,374
Diluted earnings per share excluding the loan loss recovery	$0.73	$2.20

16